BRANCH BANKING AND TRUST COMPANY
                                 CODE OF ETHICS
                          GOVERNING THE CONDUCT OF ITS
                           INVESTMENT ADVISORY SERVICE
                             TO INVESTMENT COMPANIES

STATEMENT OF GENERAL PRINCIPLES

It is the policy of Branch Banking and Trust Company (BB&T) that Portfolio Managers, Investment Personnel and Access Persons1 should (1) at all times place the interests of the shareholder first; (2) conduct all personal securities transactions in a manner that is consistent with the Code of Ethics and any actual or potential conflict of interest or any abuse of the individual's position of trust and responsibility; and (3) adhere to the fundamental standard that BB&T personnel should not take inappropriate advantage of their positions.

GOVERNING STANDARDS

This Code of Ethics shall be governed by Rule 17j-1 under the Investment Company Act of 1940 and the Investment Company Institute's Guidelines on Personal Investing.

Portfolio Managers, Investment Personnel, or Access Persons shall not in the connection with the purchase or sale by such person of a security "held or to be acquired" by any investment company portfolio (a "Fund") of the BB&T Mutual Funds Group (the "Trust") commit the following:

1)   Employ a device, scheme, or artifice to defraud the Fund;

2) Make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

3) Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

4)   Engage in any manipulative practice with respect to the Fund.

A security is "held or to be acquired" if within the most recent 15 days it (1) is or has been held by a Fund, or (2) is being or has been considered by a Fund, or the investment adviser for a Fund (BB&T) for purchase by a Fund. A purchase or sale includes the writing of an option to purchase or sell.

SUBSTANTIVE RESTRICTIONS ON PERSONAL INVESTMENT ACTIVITIES

1.   Initial Public Offerings

     Portfolio Managers and Investment Personnel are prohibited from acquiring any securities in an initial public offering.

2.   Private Placement

     Portfolio   Managers  and  Investment   Personnel  shall,  when  purchasing
     securities in a private placement:

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1 Portfolio  Managers have the  responsibility  and authority to make  decisions about fund investments, while Investment Personnel include the analysts and traders who provide information and advice to a portfolio manager or who help execute the portfolio manager's decisions. Access persons are those, who in the course of their normal workplace duties, obtain information about the funds' purchases and sales of securities.

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     A.   Obtain the prior written  approval of the Investment  Management Group
          Manager and Trust Counsel.

     B. Disclose the Investment when they are involved in any subsequent decision to invest in the issuer on behalf of a Fund, and refer the decision to purchase securities of the issuer to the Investment Management Group Manager.

3.   Blackout Periods

     A.   Same Day

         Portfolio Managers, Investment Personnel and Access Persons are prohibited from executing a securities transaction on a day when a Fund has a pending "buy" or "sell" order in the same security until that order is executed or withdrawn. Any profits realized on trades within the proscribed periods will be disgorged.

     B.   Seven Day

         Portfolio Managers are prohibited from buying or selling a security within at least seven (7) calendar days before and after the Fund he or she manages trades in that security. Any profits realized on trades within the proscribed periods will be disgorged.

4.   Ban on Short-Term Trading Profits

     Portfolio Managers and Investment Personnel are prohibited from profiting in the purchase and sale, or the sale and purchase, of the same (or equivalent) securities within 60 calendar days. Any profits realized on trades within the proscribed periods will be disgorged.2

5.   Gifts

     Portfolio Managers and Investment Personnel are prohibited from receiving any gift or other thing of more than $100 value from any person or entity that does business with or on behalf of a Fund.

6.   Service as a Director

     Portfolio Mangers and Investment Personnel are prohibited from serving on the board of directors of publicly traded companies, without prior authorization from the Trust Committee of BB&T and the Funds' Board of Directors.
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2 Note: This prohibition  applies regardless of portfolio holdings or securities transactions of a Fund.

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DISCLOSURE AND REPORTING REQUIREMENTS

1.   Preclearance

     Portfolio Managers, Investment Personnel and Access Persons are required to preclear all transactions in securities in which the person has, or by reason of the transaction acquires, any direct or indirect beneficial ownership3 ("Personal Securities") with the Director of Corporate Compliance or Trust Counsel.

2.   Records of Securities Transactions

     Portfolio Managers, Investment Personnel, and Access Persons are required to direct their brokers to provide the Director of Corporate Compliance, on a timely basis, duplicate copies of confirmations of all Personal Securities transactions and copies of periodic statements for all securities accounts. Reportable transactions do not include (1) securities issued or guaranteed by the United States Government, its agencies or instrumentalities; (2) bankers acceptances; (3) bank certificates of deposit; (4) commercial paper; and (5) shares of registered open-end investment companies.

3.   Disclosure of Personal Holdings

     Portfolio Managers and Investment Personnel are required to disclose all Personal Securities holdings upon commencement of employment and thereafter on an annual basis.

4.   Certification of Compliance with Code of Ethics

     Portfolio Managers, Investment Personnel and Access Persons are required to certify annually that they have read and understand the Code of Ethics. They must further certify that they have complied with the requirements of the Code of Ethics and that they have disclosed or reported all Personal Securities transactions required to be disclosed or reported.

COMPLIANCE PROCEDURES

In order to provide Branch Banking and Trust Company with information to enable it to determine with reasonable assurance whether the provisions of the Code of Ethics are being observed by Portfolio Managers, Investment Personnel and Access
Persons:

1. The Director of Corporate Compliance shall notify each Portfolio Manager, Investment Personnel, and Access Person of the reporting requirements of the Code of Ethics and shall deliver a copy of the Code to each person.

2. Each Portfolio Manager, Investment Personnel, and Access Person shall submit to the Director of Corporate Compliance on an annual basis, an Annual Certification of Compliance with the Code of Ethics as prescribed in Exhibit A. The annual certification shall be filed with the Director of Corporate Compliance within ten (10) calendar days after year-end.

3. Each Portfolio Manager and Investment Personnel shall submit to the Director of Corporate Compliance upon commencement of employment and thereafter on an annual basis, reports in the form prescribed in Exhibit B, Personal Securities Holdings. The annual report shall be filed with the Director of Corporate Compliance with ten (10) calendar days after year-end.

4. Each Portfolio Manager, Investment Personnel, and Access Person shall submit to the Director of Corporate Compliance on a quarterly basis, reports in the form prescribed in Exhibit C, Personal Securities Transactions. The quarterly reports shall be filed with the Director of Corporate Compliance within ten (10) calendar days after quarter-end.

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3  Beneficial  ownership  of a security is  determined  in the same manner as it would be for the purposes of Section 16 of the Securities Exchange Act of 1934, except that such determination should apply to all securities. Generally, a person should consider himself the beneficial owner of securities held by his spouse, his minor children, a relative who shares his home, or other persons if by reason of any contact, understanding, relationship agreement or other arrangement, he obtains from such ownership. He should also consider himself the beneficial owner of securities if he can invest or revest title in himself now or in the future.

5.   Decisions  regarding the  preclearance of all securities  transactions  for
     Portfolio Managers, Investment Personnel, and Access Persons shall be documented in writing by the Director of Corporate Compliance or Trust Counsel. Portfolio Managers, Investment Personnel, and Access Persons shall make arrangements with their broker to provide the Director of Corporate Compliance, on a timely basis, with copies of confirmations of all Personal Securities transactions and copies of periodic statements for all securities accounts.

6. The Director of Corporate Compliance shall report to the Trust Committee of the BB&T Board of Directors:

     A. at the next meeting following the receipt of the annual report of holdings, the results of the review.

     B. any apparent violation of the Code at the first meeting subsequent to the discovery of the violation.

7. The Trust Committee of the Board of Directors of BB&T shall consider reports made to it and shall determine whether the policies established in the Code of Ethics have been violated, and what sanctions, if any, should be imposed. The Trust Committee of the Board of Directors of BB&T shall review the operation of this policy at least annually or as dictated by changes in applicable securities regulations.

8. This Code of Ethics, a copy of each Personal Securities Holding Report and Personal Securities Transactions Report by the parties covered in the Code, any written report prepared by the Director of Corporate Compliance, and lists of all persons required to make reports shall be preserved with Branch Banking and Trust Company for the period required by Rule 17j-1 under the Investment Company Act of 1940.


Adopted August 24, 1995

                                        The Trust Committee of
                                        The Board of Directors
                                        Branch Banking and Trust Company

                        Branch Banking and Trust Company



                       ANNUAL CERTIFICATION OF COMPLIANCE



Underlined terms have the meaning assigned to them in the Branch Banking and Trust Company Code of Ethics Governing the Conduct of its Investment Advisor Service to Investment Companies dated August 24, 1995.


To Compliance Officer:

As a Portfolio Manager, Investment Personnel or Access Person, I certify that I have read and understand the Investment Company Code of Ethics. I further certify that I have complied with the requirements of the Code and that I have disclosed or reported all personal securities holdings and/or transactions required to be reported by the Code.



----------------                      -----------------------------------------
     Date                             Signature

                                      ------------------------------------------
                                      Print Name

                        Branch Banking and Trust Company



                     PERSONAL SECURITIES TRANSACTIONS REPORT
                  FOR THE CALENDAR QUARTER ENDING _____________


Underlined terms have the meaning assigned to them in the Branch Banking and Trust Company Code of Ethics Governing the Conduct of its Investment Advisor Service to Investment Companies dated August 24, 1995.


To Compliance Officer:

As a Portfolio Manager, Investment Personnel or Access Person, I am disclosing the following information regarding my personal securities to comply with the Investment Company Code of Ethics. I further understand that the Code of Ethics does not require me to report transactions in (1) securities issued or guaranteed by the United States Government, its agencies or instrumentalities,
(2) bankers acceptances, (3) bank certificates of deposit, (4) commercial paper, and (5) shares of registered open-end investment companies.

1.   I  certify  that I have  not  made  any  purchases  or  sales  of  personal
     securities   that   require    reporting    within   the   quarter   ending
     __________________.


     ----------------               -----------------------------------------
     Date                           Signature

                                    ------------------------------------------
                                    Print Name
     OR
2.   I certify that the  following  personal  securities  holdings  that require
     reporting  by  me  are  accurate  and  complete  for  the  quarter   ending
     __________________.


     Date of               Security         No. of Shares/             Broker or Bank Utilized
     Transaction  Name                      Dollar Amount              Acquire Holding







     ---------------                  -----------------------------------------
     Date                             Signature

                                      -----------------------------------------
                                      Print Name

                        Branch Banking and Trust Company



                     PERSONAL SECURITIES TRANSACTIONS REPORT
                   FOR THE CALENDAR YEAR ENDING _____________


Underlined terms have the meaning assigned to them in the Branch Banking and Trust Company Code of Ethics Governing the Conduct of its Investment Advisor Service to Investment Companies dated August 24, 1995.


To Compliance Officer:

As a Portfolio Manager, Investment Personnel or Access Person, I am disclosing the following information regarding my personal securities to comply with the Investment Company Code of Ethics. I further understand that the Code of Ethics does not require me to report transactions in (1) securities issued or guaranteed by the United States Government, its agencies or instrumentalities,
(2) bankers acceptances, (3) bank certificates of deposit, (4) commercial paper, and (5) shares of registered open-end investment companies.

1.   I  certify  that I have  not  made  any  purchases  or  sales  of  personal
     securities    that    require    reporting    within   the   year    ending
     __________________.


     ----------------               -----------------------------------------
     Date                           Signature

                                    -----------------------------------------
                                    Print Name

     OR

2.   I certify that the  following  personal  securities  holdings  that require
     reporting   by  me  are   accurate   and   complete  for  the  year  ending
     __________________.


     Date of               Security         No. of Shares/             Broker or Bank Utilized
     Transaction  Name                      Dollar Amount              Acquire Holding



     ---------------                -----------------------------------------
     Date                           Signature

                                    -----------------------------------------
                                            Print Name